UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) January 5, 2006
                                -----------------

                       Alliance Distributors Holding Inc.
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               (Exact Name of Registrant as Specified in Charter)

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
           Delaware                       000-32319                 33-0851302
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 (State or Other Jurisdiction of    (Commission File Number)      (IRS Employer
       Incorporation)                                           Identification No.)
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                 15-15 132nd St., College Point, New York 11356
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               (Address of Principal Executive Offices) (Zip Code)

                                 (718) 747-1500
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               Registrant's telephone number, including area code

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 2, 2006, the Company executed a Stock Purchase Agreement (the "Acquisition Agreement") with Emerich Goldstein, his son Benjamin Goldstein and three other Goldstein family members (the "Sellers"), who together own all of the issued and outstanding capital stock of Foto Electric Supply Co., Inc., a New York corporation ("FESCO"). The Acquisition Agreement became effective on January 5, 2006.

Pursuant to the Acquisition Agreement, the Sellers agreed to sell all of their shares of capital stock of FESCO to the Company for a total purchase price (the "Purchase Price") of up to a maximum of $78,000,000 determined as follows:

            (a) $70 million; plus

            (b) 6.67 times the amount (if any) by which FESCO's earnings before interest, tax, depreciation and amortization in 2005 ("2005 EBITDA") exceeds $10,500,000, up to a total 2005 EBITDA of $11,250,000 (provided, however, that the portion of the purchase price calculated under this clause (b) shall not be greater than $5,000,000); plus

            (c) 5 times the amount (if any) by which FESCO's 2005 EBITDA exceeds $11,250,000, up to a total 2005 EBITDA of $11,450,000; plus

            (d) 4 times the amount (if any) by which FESCO's 2005 EBITDA exceeds $11,450,000, up to a total 2005 EBITDA of $11,700,000; plus

            (e) 3 times the amount (if any) by which FESCO's 2005 EBITDA exceeds $11,700,000, up to a total 2005 EBITDA of $12,033,333.

      EBITDA will be calculated in accordance with generally accepted accounting principles, subject to certain adjustments set forth in the Acquisition Agreement.

The Purchase Price is payable to the Sellers as follows:

            (a) $50 million in cash to Sellers at the closing of the Acquisition (the "Cash Purchase Price");

            (b) The issuance to the Sellers at the closing of the Acquisition of 3-year subordinated promissory notes of the Company (the "Acquisition Notes") in the aggregate principal amount of $12.5 million. The Acquisition Notes will be subordinated to any outstanding indebtedness to the Company's senior lenders. Interest will accrue on the Acquisition Notes at prime plus 1%; provided, however, that during any period that principal or interest is not paid to the holders of the Acquisition Notes due to subordination, then during such period the Acquisition Notes shall accrue interest at the lesser of (i) 15% per annum or (ii) prime plus 4.25%. The outstanding principal amount of the Acquisition Notes will be payable in 36 equal monthly installments of $347,222. Accrued interest will be payable monthly. So long as the Acquisition Notes are outstanding, the Company will leave undrawn at least $500,000 of its credit availability under its senior credit facilities, except that the Company may draw this amount to make payments on the Acquisition Notes;

            (c) The issuance to Sellers of equity securities ("Restricted Equity Securities") that have an aggregate value equal to the balance of the purchase price. These securities will be valued at the valuation applicable to equity securities ("investor equity securities") that are purchased by any investors who provide financing for the Cash Purchase Price, and will have the same terms (including registration rights and restrictions) as the investor equity securities.

The Company and FESCO will after the closing of the Acquisition (the "Acquisition Closing Date") prepare a balance sheet for FESCO as of the Acquisition Closing Date. The aggregate principal amount of the Notes will be reduced by the amount, if any, that FESCO's net worth (as defined in the Acquisition Agreement), as of such closing date, is less than $13 million subject to certain adjustments. If FESCO's net worth as of such closing date is more than $13 million, the Company will issue to the Sellers additional notes in an aggregate principal amount equal to the amount by which FESCO's net worth exceeds $13 million subject to such adjustments. These additional notes will contain the same terms and conditions as the Acquisition Notes, except that the principal amount shall be paid in 12 equal monthly installments instead of 36.

Upon the closing of the Acquisition:

            (a) The Company will enter into an employment agreement with Benjamin Goldstein under which he will be employed for a term of 30 months as President at compensation equal to the compensation provided by the Company from time to time to Jay Gelman (the Company's Chief Executive Officer) and benefits substantially equal to the benefits provided by the Company from time to time to Mr. Gelman, provided that Mr. Goldstein's annual salary will in no event be less than $450,000. If Mr. Goldstein is terminated other than for cause (as defined in his employment agreement), or if he resigns because the Company shall have defaulted on the Acquisition Notes or for other good reason (as defined in his employment agreement), the Company will be obligated to pay Mr. Goldstein, in one lump sum payment, a pro rata share of his bonus for the year of termination and three times his base salary.

            (b) The Company will enter into an employment agreement with Emerich Goldstein under which he will be employed on a part-time basis for two years at a salary at the rate of $150,000 per year. The Company will also pay or reimburse Mr. Goldstein for family health insurance coverage of his choice and for lease and maintenance payments for one automobile.

            (d) Each of Benjamin and Emerich Goldstein will enter into a non-solicitation and non-competition agreement in favor of the Company for a term ending on the later of (i) the fifth anniversary of the Acquisition Closing Date or (ii) the third anniversary of the termination of their employment with the Company for whatever reason.

            (e) The Company will enter into a five-year lease with one five-year renewal option with an affiliate of the Sellers for FESCO's headquarters building at 1 Rewe Street, Brooklyn, New York. The lease will initially cover only the space currently used by FESCO as described above, but after six months will also include 17,000 additional square feet of warehouse space and 9,000 additional square feet of office space. The additional space is currently occupied by another affiliate of Sellers. The monthly fixed rental under the lease will be $67,500 during the first six months, and $90,000 thereafter, except that the fixed rent will increase 2.5% on the first day of the fourth year of the lease term and on the first day of each year thereafter, both during the initial lease term and during the option period, if any.

The closing under the Acquisition Agreement is to occur no later than February 28, 2006 unless extended by the parties, and is subject to the Company's raising $50 million in equity financing, the consummation of the debt financing referred to in the next paragraph, the repayment by the Company of FESCO bank financing that is currently guaranteed by the Sellers, consent by the landlord's mortgagee to the lease described above, and other conditions. The Acquisition Agreement also contains representations, warranties and covenants by the Sellers and the Company, and provides for indemnification to the extent that they breach any of such representations and warranties, but only to the extent that such damages exceed $100,000. The aggregate indemnity obligations of the Sellers will in no event exceed $62,500,000, less any amounts paid by Sellers to the Company in respect of a shortfall in Net Worth as described above. Indemnification by the Sellers in any amount will be satisfied by first offsetting such amounts against the outstanding amounts payable under the Acquisition Notes, next by the cancellation of Restricted Equity Securities held by the Sellers, and then by cash payments from the Sellers.

The Company will after the closing enter into an employment agreement with David Goldstein under which he will be employed for two years at a salary at the annual rate of $250,000, provided that Mr. Goldstein advises the Company within 180 days after the closing that he is available to be hired as an employee. If Mr. Goldstein is hired, the Company will also pay or reimburse him for family health insurance coverage.

The Company has no commitment for the debt and equity financings necessary to consummate this transaction.

The foregoing summary is qualified by reference to the Acquisition Agreement filed as an exhibit to this Report.

ITEM 9.01. Financial Statements and Exhibits

      (d) Exhibits

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                       Exhibit                                              Description
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
10.1                                                    Stock Purchase Agreement, dated January 2, 2006,
                                                        filed herewith
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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE DISTRIBUTORS HOLDING INC.
Registrant

Date:  January 10, 2006
                                                  By /s/ Jay Gelman
                                                  -----------------------------
                                                  Jay Gelman, CEO

                                  EXHIBIT INDEX

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                       Exhibit                                              Description
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
10.1                                                    Stock Purchase Agreement, dated January 2, 2006,
                                                        filed herewith
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